                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 11, 1999

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23981
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)
                      INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

        On August 25, 1999, Waste Connections, Inc. ("WCI") filed a Form 8-K describing the agreement executed on August 11, 1999 pursuant to which International Environmental Industries, Inc., a Nevada corporation ("IEII"), will merge with and into WCI Acquisition Corporation I, a wholly owned subsidiary of WCI. Certain financial statements of IEII and certain pro forma financial data of WCI were not then available and therefore were not included in the August 25, 1999 8-K filing. WCI hereby amends its Form 8-K filed on August 25, 1999, to include the financial statements and pro forma financial information set forth below in Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Businesses Acquired.

INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC. AND SUBSIDIARY AND ITS PREDECESSOR AND JOS ENTERPRISES, LTD.

Report of PricewaterhouseCoopers LLP, Independent Accountants

Combined Balance Sheets of International Environmental Industries, Inc. and
   Subsidiary and Its Predecessor and JOS Enterprises, Ltd. as of June 30, 1999 (Unaudited), December 31, 1998 and June 30, 1998 and 1997

Combined Statements of Operations of International Environmental Industries,
  Inc. and Subsidiary and Its Predecessor and JOS Enterprises, Ltd. for the Six Month Period Ended December 31, 1998, Three Month Period Ended June 30, 1998, Nine Month Period Ended March 31, 1998 and the Years Ended June 30, 1997 and 1996

Combined Statements of Operations of International Environmental Industries,
  Inc. and Subsidiary and Its Precedessor and JOS Enterprises, Ltd. for the Six Month Period Ended June 30, 1999 (Unaudited), Three Month Period Ended June 30, 1998 and Three Month Period Ended March 31, 1998 (Unaudited)

Combined Statements of Stockholders' Equity/Partners' Capital (Deficit) of
  International Environmental Industries, Inc. and Subsidiary and Its Predecessor and JOS Enterprises, Ltd for the Nine Month Period Ended March 31, 1998 and the Years Ended June 30, 1997 and 1996

Combined Statements of Stockholders' Equity/Partners' Capital (Deficit) of
  International Environmental Industries, Inc. and Subsidiary and Its Predecessor and JOS Enterprises, Ltd for the Six Month Period Ended June 30, 1999 (Unaudited), the Six Month Period Ended December 31, 1998 and the Three Month Period Ended June 30, 1998

Combined Statements of Cash Flows of International Environmental Industries,
  Inc. and Subsidiary and Its Precedessor and JOS Enterprises, Ltd. for the Six Month Period Ended December 31, 1998, Three Month Period Ended June 30, 1998, Nine Month Period Ended March 31, 1998 and the Years Ended June 30, 1997 and 1996

Combined Statements of  Cash Flows of International Environmental Industries,
  Inc. and Subsidiary and Its Precedessor and JOS Enterprises, Ltd. for the Six Month Period Ended June 30, 1999 (Unaudited), Three Month Period Ended June 30, 1998 and Three Month Period Ended March 31, 1998 (Unaudited)

Notes to Combined Financial Statements

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of International Environmental Industries, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, stockholders' equity/partners' capital (deficit) and of cash flows present fairly, in all material respects, the financial position of International Environmental Industries, Inc. and subsidiary and JOS Enterprises, Ltd. (the "Companies") as of December 31, 1998 and June 30, 1998 and of Rubbish Removal Incorporated and subsidiaries (the "Predecessor") and JOS Enterprises, Ltd. as of June 30, 1997 and the results of the Companies' operations and their cash flows for the six month period ended December 31, 1998 and for the three month period ended June 30, 1998 and the results of the Predecessor's operations and their cash flows for the nine month period ended March 31, 1998 and for the years ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' and the Predecessor's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 3 to the accompanying combined financial statements, ownership of the Predecessor was transferred to International Environmental Industries, Inc. in a contribution transaction as of April 2, 1998. The acquisition of the Predecessor minority interest was accounted for as a purchase, and accordingly, the purchase price was allocated to the assets and liabilities of the Predecessor based upon their estimated fair value at April 2, 1998. Accordingly, the combined financial statements of the Companies are not comparable to those of the Predecessor.

As discussed in Note 18 to the accompanying combined financial statements, the Companies and its stockholders and partners have entered into an Acquisition Agreement to sell the common stock and partnership interests of the Companies to Waste Connections, Inc.

PRICEWATERHOUSECOOPERS LLP

Austin, Texas
February 26, 1999, except as to Note 18, which is as of
            August 19, 1999

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                             COMBINED BALANCE SHEETS

                                     ASSETS

                                                       UNAUDITED                                         PREDECESSOR
                                                      -----------                                        -----------
                                                       JUNE 30,        DECEMBER 31,       JUNE 30,         JUNE 30,
                                                         1999             1998             1998             1997
                                                      -----------      -----------      -----------      -----------
Current assets:
      Cash and cash equivalents                       $ 2,489,099      $   551,614      $ 4,125,818      $   375,773
      Receivables:
         Trade, net of allowance of $283,668,
             $251,008, $186,763 and $163,414            3,757,157        3,149,251        3,594,600        4,344,343
         Other                                            204,003          310,071          194,460          116,746
      Due from related parties                          1,041,481          195,001           97,581          317,723
      Due from officers, directors and employees          291,310          190,233          238,006           84,533
      Equipment parts, materials and supplies             448,759          518,549          461,874          805,705
      Prepaid expenses                                    641,019          549,763          680,292          312,886
      Deferred income taxes                                47,398          150,455          150,821          193,504
      Current portion of notes receivable                  59,260           81,399          283,669          292,726
      Assets held for sale                                     --        1,000,000               --               --
                                                      -----------      -----------      -----------      -----------

                    Total current assets                8,979,486        6,696,336        9,827,121        6,843,939
                                                      -----------      -----------      -----------      -----------

Property and equipment, at cost less
      accumulated amortization and depreciation        32,600,673       35,605,337       34,834,557       22,108,806
                                                      -----------      -----------      -----------      -----------

Other assets:

      Short-term investments, restricted                  100,000          100,000          100,000          100,000
      Landfill liner, net                               1,688,458        1,136,403        1,383,857        1,090,471
      Deferred income taxes                                    --           24,943               --               --
      Notes receivable, net of current portion            120,501           24,452           26,950          359,561
      Intangible and other, net                        22,881,151       23,678,064       23,553,416        5,819,960
                                                      -----------      -----------      -----------      -----------

                    Total other assets                 24,790,110       24,963,862       25,064,223        7,369,992
                                                      -----------      -----------      -----------      -----------

                    Total assets                      $66,370,269      $67,265,535      $69,725,901      $36,322,737
                                                      ===========      ===========      ===========      ===========



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                            COMBINED BALANCE SHEETS,
                                    CONTINUED

        LIABILITIES AND STOCKHOLDERS' EQUITY/ PARTNERS' CAPITAL (DEFICIT)

                                                                 UNAUDITED                                             PREDECESSOR
                                                                ------------                                           ------------
                                                                  JUNE 30,         DECEMBER 31,       JUNE 30,           JUNE 30,
                                                                    1999              1998              1998               1997
                                                                ------------      ------------      ------------       ------------
Current liabilities:

      Current portion of long-term debt                         $  2,585,890      $  2,560,184      $  2,965,159       $  6,855,061
      Current portion of related party notes payable                      --                --                --            727,905
      Accounts payable                                             1,412,466         1,094,593         1,062,758          1,592,934
      Accrued liabilities:
         Salaries and wages                                          251,196           847,359           348,236            304,980
         Interest                                                    583,183           641,092            29,547            230,412
         Taxes other than income taxes                               422,155           297,562           272,930            462,209
      Due to stockholder                                             100,663           112,397           154,201                 --
      Income taxes payable                                           279,231           484,248                --            128,646
      Other                                                          407,625           258,226           333,971            346,625
                                                                ------------      ------------      ------------       ------------
                    Total current liabilities                      6,042,409         6,295,661         5,166,802         10,649,072

Long-term debt, net of current portion                            28,674,909        30,287,625        37,434,551         11,794,039
Related party notes payable, net of current portion                2,000,000         2,000,000         2,000,000          1,674,911
Accrued landfill closure and post-closure costs                      767,072           672,187           625,853            507,168
Deferred income taxes                                                157,456           181,086         6,573,472          1,851,726
Minority interest                                                    856,549           926,159                --                 --
Commitments and contingencies

Stockholders' equity/partners' capital (deficit):
      International Environmental Industries, Inc.:
         Common stock, $0.01 par value; 100,000
             shares authorized: 25,000 shares
             issued and outstanding                                      250               250               250                 --
         Additional paid-in capital                               18,081,970        18,081,970        18,081,970                 --
         Retained earnings (accumulated deficit)                   9,376,959         8,667,338          (110,996)                --

      Rubbish Removal Incorporated:
         Common stock, no par value; 1,000,000
             shares authorized; 100,000 shares
             issued and 75,050 shares outstanding                         --                --                --             10,000
         Additional paid-in capital                                       --                --                --              9,727
         Retained earnings                                                --                --                --         10,471,891
         Treasury stock; 24,950 shares at cost                            --                --                --           (750,000)

      JOS Enterprises, Ltd.:
         Partners' capital (deficit)                                 412,695           153,259           (46,001)           104,203
                                                                ------------      ------------      ------------       ------------

                    Total stockholders' equity/partners'
                        capital (deficit)                         27,871,874        26,902,817        17,925,223          9,845,821
                                                                ------------      ------------      ------------       ------------

                    Total liabilities and stockholders'
                        equity/partners' capital (deficit)      $ 66,370,269      $ 67,265,535      $ 69,725,901       $ 36,322,737
                                                                ============      ============      ============       ============

              The accompanying notes are an integral part of these
                         combined financial statements.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                        COMBINED STATEMENTS OF OPERATIONS

                                                                                                     PREDECESSOR
                                                                                     --------------------------------------------
                                                       SIX MONTH      THREE MONTH    NINE MONTH
                                                     PERIOD ENDED    PERIOD ENDED    PERIOD ENDED            YEAR ENDED
                                                     ------------    ------------    ------------    ----------------------------
                                                      DECEMBER 31,     JUNE 30,        MARCH 31,       JUNE 30,         JUNE 30,
                                                         1998            1998            1998           1997              1996
                                                     ------------    ------------    ------------    ------------    ------------
Revenues                                             $ 17,110,127    $  9,274,347    $ 27,106,270    $ 32,314,667    $ 23,980,912

Cost of operations                                    (10,798,944)     (5,366,699)    (16,478,370)    (18,385,847)    (14,989,716)
                                                     ------------    ------------    ------------    ------------    ------------

         Gross profit                                   6,311,183       3,907,648      10,627,900      13,928,820       8,991,196

Selling, general and administrative expenses           (3,779,764)     (2,248,263)     (6,219,256)     (7,073,601)     (5,810,983)

Non-recurring charges                                  (1,376,760)       (654,070)       (314,300)             --              --

Impairment loss                                          (329,239)             --         (26,120)       (220,134)        (38,264)

Landfill management  fee income, net                      204,183          81,845         230,976         289,644         213,710
                                                     ------------    ------------    ------------    ------------    ------------

         Income from operations                         1,029,603       1,087,160       4,299,200       6,924,729       3,355,659

Interest expense                                       (1,645,420)     (1,156,460)     (1,370,648)     (1,978,074)     (1,515,903)

Interest income                                            69,598         141,393          50,871         125,600          77,294

Equipment lease income, net                                    --              --              --         157,704         383,597

Gain on sale of subsidiaries                            4,486,343              --              --              --              --

Other nonoperating income (expense), net                   56,321         (52,783)        242,505        (309,593)        (60,431)
                                                     ------------    ------------    ------------    ------------    ------------

         Income before income taxes and
             minority interest                          3,996,445          19,310       3,221,928       4,920,366       2,240,216

Income tax benefit (expense)
      (Notes 2 and 11)                                  5,509,931        (138,847)     (1,196,286)     (1,799,337)       (792,957)

Minority interest in (income) loss of subsidiaries       (466,282)             --              --              --              --
                                                     ------------    ------------    ------------    ------------    ------------

         Net income (loss)                           $  9,040,094    $   (119,537)   $  2,025,642    $  3,121,029    $  1,447,259
                                                     ============    ============    ============    ============    ============



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                       COMBINED STATEMENTS OF OPERATIONS,
                                    CONTINUED

                                                                            PREDECESSOR
                                                                    ------------------------------
                                                      UNAUDITED                        UNAUDITED
                                                     -------------                  --------------
                                                      SIX MONTH      THREE MONTH      THREE MONTH
                                                     PERIOD ENDED    PERIOD ENDED    PERIOD ENDED
                                                     -------------  -------------   --------------
                                                     JUNE 30, 1999  JUNE 30, 1998   MARCH 31, 1998
                                                     -------------  -------------   --------------
Revenues                                             $ 16,795,658    $  9,274,347    $  9,477,420

Cost of operations                                    (10,104,187)     (5,366,699)     (6,042,405)
                                                     ------------    ------------    ------------

         Gross profit                                   6,691,471       3,907,648       3,435,015

Selling, general and administrative expenses           (3,530,969)     (2,248,263)     (2,232,160)

Non-recurring charges                                          --        (654,070)       (314,300)

Impairment loss                                           (47,274)             --              --

Landfill management  fee income, net                      108,616          81,845          84,308
                                                     ------------    ------------    ------------

         Income from operations                         3,221,844       1,087,160         972,863

Interest expense                                       (1,509,879)     (1,156,460)       (311,253)

Interest income                                                --         141,393          13,740

Other nonoperating income (expense), net                 (327,220)        (52,783)        309,532
                                                     ------------    ------------    ------------

         Income before income taxes and
             minority interest                          1,384,745          19,310         984,882

Income tax benefit (expense)
      (Notes 2 and 11)                                    193,304        (138,847)       (477,466)

Minority interest in (income) loss of subsidiaries        141,008              --              --
                                                     ------------    ------------    ------------

         Net income (loss)                           $  1,719,057    $   (119,537)   $    507,416
                                                     ============    ============    ============



                 The accompanying notes are an integral part of
                      these combined financial statements.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

     COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY/PARTNERS' CAPITAL (DEFICIT)




                                                      COMMON STOCK
                                              ----------------------------
                                                                ADDITIONAL
                                                  PAR            PAID-IN       RETAINED         TREASURY
                                                 VALUE           CAPITAL       EARNINGS          STOCK
                                              ------------    ------------    ------------    ------------
PREDECESSOR:

Balances, June 30, 1995                       $     10,000    $      9,727    $  6,461,791    $   (750,000)

      Net income                                        --              --       1,217,199              --

      Increase in due from stockholders                 --              --              --              --
                                              ------------    ------------    ------------    ------------

Balances, June 30, 1996                             10,000           9,727       7,678,990        (750,000)

      Net income                                        --              --       2,792,901              --

      Decrease in due from stockholders                 --              --              --              --

      Distributions                                     --              --              --              --
                                              ------------    ------------    ------------    ------------

Balances, June 30, 1997                             10,000           9,727      10,471,891        (750,000)

      Net income for the nine month period

         ended March 31, 1998                           --              --       1,862,751              --

      Distributions                                     --              --              --              --
                                              ------------    ------------    ------------    ------------

Balances, March 31, 1998                      $     10,000    $      9,727    $ 12,334,642    $   (750,000)
                                              ============    ============    ============    ============


                                                                                   TOTAL
                                                                  JOS            STOCKHOLDERS'
                                                                PARTNERS'     EQUITY/ PARTNERS'
                                                DUE FROM        CAPITAL/          CAPITAL
                                               STOCKHOLDERS    (DEFICIT)         (DEFICIT)
                                              ------------     ------------     ------------
PREDECESSOR:

Balances, June 30, 1995                       $         --     $   (418,790)    $  5,312,728

      Net income                                        --          230,060        1,447,259

      Increase in due from stockholders           (465,000)              --         (465,000)
                                              ------------     ------------     ------------

Balances, June 30, 1996                           (465,000)        (188,730)       6,294,987

      Net income                                        --          328,128        3,121,029

      Decrease in due from stockholders            465,000               --          465,000

      Distributions                                     --          (35,195)         (35,195)
                                              ------------     ------------     ------------

Balances, June 30, 1997                                 --          104,203        9,845,821

      Net income for the nine month period

         ended March 31, 1998                           --          162,891        2,025,642

      Distributions                                     --         (155,556)        (155,556)
                                              ------------     ------------     ------------

Balances, March 31, 1998                      $         --     $    111,538     $ 11,715,907
                                              ============     ============     ============



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

    COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY/PARTNERS' CAPITAL (DEFICIT),

                                    CONTINUED



                                                        COMMON STOCK
                                                 ----------------------------      RETAINED
                                                                  ADDITIONAL       EARNINGS/
                                                     PAR           PAID-IN       (ACCUMULATED      TREASURY
                                                    VALUE          CAPITAL         DEFICIT)         STOCK
                                                 ------------    ------------    ------------     ----------
SUCCESSOR:

JOS ENTERPRISES, LTD.:

Balances, March 31, 1998                         $         --    $         --    $         --     $       --

INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.:

      Issuance of common stock                            250      18,081,970              --             --

      Net loss for the three month period
         ended June 30, 1998                               --              --        (110,996)            --

      Contributions                                        --              --              --             --

      Distributions                                        --              --              --             --
                                                 ------------    ------------    ------------     ----------

Balances, June 30, 1998                                   250      18,081,970        (110,996)            --

      Net income for the six month period
         ended December 31, 1998                           --              --       8,840,834             --

      Distributions                                        --              --         (62,500)            --
                                                 ------------    ------------    ------------     ----------

Balances, December 31, 1998                               250      18,081,970       8,667,338             --

UNAUDITED

      Net income for the six month period
         ended June 30, 1999                               --              --       1,459,621             --

      Distributions                                        --              --        (750,000)            --
                                                 ------------    ------------    ------------     ----------

Balances, June 30, 1999                          $        250    $ 18,081,970    $  9,376,959     $       --
                                                 ============    ============    ============     ==========





                                                                     JOS             TOTAL
                                                                   PARTNERS'      STOCKHOLDERS'
                                                  DUE FROM         CAPITAL/      EQUITY/ PARTNERS'
                                                 STOCKHOLDERS      (DEFICIT)    CAPITAL (DEFICIT)
                                                 ------------    ------------     ------------
JOS ENTERPRISES, LTD.:

Balances, March 31, 1998                         $         --    $    111,538     $    111,538

INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.:

      Issuance of common stock                             --              --       18,082,220

      Net loss for the three month period
         ended June 30, 1998                               --          (8,541)        (119,537)

      Contributions                                        --         186,000          186,000

      Distributions                                        --        (334,998)        (334,998)
                                                 ------------    ------------     ------------

Balances, June 30, 1998                                    --         (46,001)      17,925,223

      Net income for the six month period
         ended December 31, 1998                           --         199,260        9,040,094

      Distributions                                        --              --          (62,500)
                                                 ------------    ------------     ------------

Balances, December 31, 1998                                --         153,259       26,902,817

UNAUDITED

      Net income for the six month period
         ended June 30, 1999                               --         259,436        1,719,057

      Distributions                                        --              --         (750,000)
                                                 ------------    ------------     ------------

Balances, June 30, 1999                          $         --    $    412,695     $ 27,871,874
                                                 ============    ============     ============


                 The accompanying notes are an integral part of
                      these combined financial statements.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                                      PREDECESSOR
                                                                                         ---------------------------------------
                                                              SIX MONTH     THREE MONTH   NINE MONTH
                                                             PERIOD ENDED  PERIOD ENDED  PERIOD ENDED         YEAR ENDED
                                                             -----------   -----------   -----------   -------------------------
                                                             DECEMBER 31,    JUNE 30,     MARCH 31,      JUNE 30,      JUNE 30,
                                                                1998          1998          1998           1997         1996
                                                             -----------   -----------   -----------   -----------   -----------
Operating activities:
     Net income (loss)                                       $ 9,040,094   $  (119,537)  $ 2,025,642   $ 3,121,029   $ 1,447,259
     Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
          Amortization                                           860,495       790,643       741,700       459,479       306,536
          Depreciation                                         1,727,200       819,932     2,197,092     2,452,144     1,978,321
          Deferred income taxes                               (6,416,963)      165,345       322,084       371,792       153,288
          Minority interest                                      466,282            --            --            --            --
          Non-cash compensation                                  459,877            --            --            --            --
          Gain on sale of subsidiaries                        (4,486,343)           --            --            --            --
          Loss on disposal of equipment                           18,321       113,983       111,809       112,854         4,642
          Loss on asset impairment                               329,239            --        26,120       220,134        38,264
          Write-off of long-term investment                           --            --            --       113,850            --
          Changes in operating assets and liabilities:
              Trade receivables, net                             571,436       (77,983)      851,693    (1,447,138)     (280,833)
              Income taxes receivable                                 --            --            --        97,994       241,181
              Other receivables                                 (115,611)       99,525       (41,543)       94,217       (45,874)
              Due from officers, directors and employees          47,773      (260,793)      (75,174)       45,795       (30,995)
              Equipment parts, materials and supplies           (121,729)      141,834       201,997       (98,036)     (362,948)
              Prepaid expenses                                   190,166      (283,068)     (141,716)      166,699       (46,603)
              Other current assets                                    --            --            --        15,696        18,250
              Due from related parties                           (97,420)       47,124       173,018       180,183       (76,741)
              Accounts payable                                    31,835    (1,075,995)      575,186         7,993       348,781
              Accrued salaries and wages                         499,123       193,833       (51,382)       (3,063)      150,211
              Accrued interest                                   611,545       (71,512)     (129,353)      135,125        12,866
              Accrued taxes other than income taxes               24,632        19,286      (254,380)       71,706       199,046
              Due to related parties                             (41,804)      171,688         3,517            --       (38,116)
              Income taxes payable                               484,248      (208,384)       79,738       128,646            --
              Other liabilities                                  (75,745)     (199,203)       36,014       145,314       (30,313)
              Accrued landfill closure and
                post-closure costs                                46,334        29,099        89,586        78,550        (8,032)
                                                             -----------   -----------   -----------   -----------   -----------
               Net cash provided by
                   operating activities                        4,052,985       295,817     6,741,648     6,470,963     3,978,190
                                                             -----------   -----------   -----------   -----------   -----------



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                       COMBINED STATEMENTS OF CASH FLOWS,
                                    CONTINUED

                                                                                               PREDECESSOR
                                                                                  ------------------------------------------
                                                     SIX MONTH     THREE MONTH    NINE MONTH
                                                    PERIOD ENDED   PERIOD ENDED   PERIOD ENDED            YEAR ENDED
                                                    ------------   ------------   ------------   ---------------------------
                                                    DECEMBER 31,     JUNE 30,       MARCH 31,      JUNE 30,      JUNE 30,
                                                        1998          1998            1998          1997           1996
                                                    ------------   ------------   ------------   ------------   ------------
Investing activities:

     Purchase of property and equipment               (3,332,728)      (381,524)    (3,166,194)    (5,505,147)    (5,045,215)
     Acquisitions, less cash acquired                 (2,596,731)            --       (478,958)    (3,061,963)            --
     Purchase of landfill liner                               --         (2,555)      (733,426)      (668,292)      (312,509)
     Proceeds from disposal of subsidiaries            5,850,000             --             --             --             --
     Proceeds from disposal of equipment                  95,045         74,337        663,335        886,616         13,200
     Purchase of equipment on operating lease                 --             --             --             --       (121,312)
     Maturity of short-term investments                       --             --             --             --         10,000
     Advances to stockholders                                 --             --             --             --       (275,000)
     Collection of notes receivable                      204,768         25,327        316,341         15,913        200,818
     Issuance of notes receivable                             --             --             --       (203,200)            --
     Purchase of intangible and other assets             (64,428)       (95,238)      (449,382)    (1,274,279)    (1,530,955)
     Proceeds from sale of other assets                       --             --         11,480             --             --
                                                    ------------   ------------   ------------   ------------   ------------

           Net cash provided by (used in)
             investing activities                        155,926       (379,653)    (3,836,804)    (9,810,352)    (7,060,973)
                                                    ------------   ------------   ------------   ------------   ------------

Financing activities:

     Proceeds from borrowings                                 --     42,174,915        115,291     13,695,100     16,295,775
     Principal repayments of borrowings               (7,720,615)   (37,522,263)    (2,063,149)   (10,748,584)   (12,714,251)
     Payment of deferred loan costs                           --     (1,471,203)            --             --             --
     Contributions                                            --        186,000             --             --             --
     Distributions                                       (62,500)      (334,998)      (155,556)       (35,195)            --
                                                    ------------   ------------   ------------   ------------   ------------

           Net cash provided by (used in)
             financing activities                     (7,783,115)     3,032,451     (2,103,414)     2,911,321      3,581,524
                                                    ------------   ------------   ------------   ------------   ------------

Net increase (decrease) in cash and
     cash equivalents                                 (3,574,204)     2,948,615        801,430       (428,068)       498,741

Cash and cash equivalents, beginning
     of period                                         4,125,818      1,177,203        375,773        803,841        305,100
                                                    ------------   ------------   ------------   ------------   ------------

Cash and cash equivalents, end of period            $    551,614   $  4,125,818   $  1,177,203   $    375,773   $    803,841
                                                    ============   ============   ============   ============   ============

Supplemental disclosures of cash flow information:

     Cash paid during the period for:

         Interest                                   $    970,273   $  1,388,519   $  1,558,879   $  1,842,949   $  1,503,037
                                                    ============   ============   ============   ============   ============

         Income taxes                               $         --   $    250,000   $    765,000   $  1,572,697   $    551,776
                                                    ============   ============   ============   ============   ============



                                  (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                       COMBINED STATEMENTS OF CASH FLOWS,
                                    CONTINUED

                                                                                                          PREDECESSOR
                                                                                           -----------------------------------------
                                                            SIX MONTH       THREE MONTH     NINE MONTH
                                                           PERIOD ENDED     PERIOD ENDED   PERIOD ENDED            YEAR ENDED
                                                           -------------    ------------   ------------   --------------------------
                                                            DECEMBER 31,      JUNE 30,      MARCH 31,       JUNE 30,       JUNE 30,
                                                                1998            1998          1998            1997           1996
                                                           -------------    ------------   ------------   -----------   ------------
Noncash financing and investing activities:

  Reclassification of due from
      stockholders to long-term notes receivable           $           --   $          --  $         --   $    465,000  $         --
                                                           ==============   =============  ============   ============  ============

  Additions to property and equipment
      financed by notes payable                            $      189,000   $     143,000  $         --   $   170,000   $    403,231
                                                           ==============   =============  ============   ============  ============

  Reclassification of property and equipment to
       landfill liner and equipment under operating lease  $           --   $          --  $         --   $    562,049  $         --
                                                           ==============   =============  ============   ============  ============

  Additions to prepaid expenses
      financed by notes payable                            $       72,000   $          --  $         --   $         --  $         --
                                                           ==============   =============  ============   ============  ============

  Additions to intangible and other assets
      financed by notes payable                            $       31,500   $          --  $         --   $         --  $         --
                                                           ==============   =============  ============   ============  ============

  Additions to other assets by related party receivables   $           --   $     175,943  $         --   $         --  $         --
                                                           ==============   =============  ============   ============  ============

  Additions to property and equipment financed by
      accounts payable                                     $           --   $          --  $         --   $         --  $    135,537
                                                           ==============   =============  ============   ============  ============

  Additions to property and equipment by related
      party receivables                                    $           --   $          --  $         --   $         --  $     97,740
                                                           ==============   =============  ============   ============  ============

  Reclassification of due from stockholders                $           --   $          --  $         --   $         --  $    190,000
                                                           ==============   =============  ============   ============  ============



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                       COMBINED STATEMENTS OF CASH FLOWS,
                                    CONTINUED

                                                                                                PREDECESSOR
                                                                                       -------------------------------
                                                                      UNAUDITED                            UNAUDITED
                                                                    ------------       -------------------------------
                                                                     SIX MONTH         THREE MONTH        THREE MONTH
                                                                    PERIOD ENDED       PERIOD ENDED       PERIOD ENDED
                                                                    ------------       ------------       ------------
                                                                       JUNE 30,          JUNE 30,            MARCH 31,
                                                                        1999              1998                1998
                                                                    ------------       ------------       ------------
Net cash provided by operating activities                           $  3,676,136       $    295,817       $  2,275,314
                                                                    ------------       ------------       ------------

Investing activities:
      Purchase of property and equipment                                (577,731)          (381,524)          (276,941)
      Purchase of landfill liner                                              --             (2,555)          (838,157)
      Proceeds from sale of assets                                     1,250,000             74,337                 --
      Advances to stockholders                                                --                 --                 --
      Collection of notes receivable                                     115,568             25,327             29,490
      Issuance of notes receivable                                      (189,478)                --                 --
      Purchase of intangible and other assets                                 --            (95,238)                --
                                                                    ------------       ------------       ------------

           Net cash provided by (used in) investing activities           598,359           (379,653)        (1,085,608)
                                                                    ------------       ------------       ------------

Financing activities:
      Proceeds from borrowings                                           929,909         42,174,915                 --
      Principal repayments of borrowings                              (2,516,919)       (37,522,263)        (1,696,812)
      Payment of deferred loan costs                                          --         (1,471,203)                --
      Contributions                                                           --            186,000                 --
      Distributions                                                     (750,000)          (334,998)           (27,800)
                                                                    ------------       ------------       ------------

           Net cash provided by (used in) financing activities        (2,337,010)         3,032,451         (1,724,612)
                                                                    ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents                   1,937,485          2,948,615           (534,906)

Cash and cash equivalents, beginning of period                           551,614          1,177,203          1,712,109
                                                                    ------------       ------------       ------------

Cash and cash equivalents, end of period                            $  2,489,099       $  4,125,818       $  1,177,203
                                                                    ============       ============       ============

Supplemental disclosures of cash flow information:

      Cash paid during the period for:

         Interest                                                   $  1,567,808       $  1,388,519       $    537,289
                                                                    ============       ============       ============

         Income taxes                                               $         --       $    250,000       $         --
                                                                    ============       ============       ============



                                   (Continued)

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                       COMBINED STATEMENTS OF CASH FLOWS,

                                    CONTINUED

                                                                                                        PREDECESSOR
                                                                                             ----------------------------------
                                                                             UNAUDITED                             UNAUDITED
                                                                         ------------------------------------------------------
                                                                            SIX MONTH          THREE MONTH        THREE MONTH
                                                                           PERIOD ENDED        PERIOD ENDED      PERIOD ENDED
                                                                         -----------------   ----------------   ---------------
                                                                             JUNE 30,            JUNE 30,          MARCH 31,
                                                                              1999                 1998              1998
                                                                         -----------------   ----------------   ---------------
Noncash financing and investing activities:

      Additions to property and equipment financed by notes payable      $              --   $        143,000   $            --
                                                                         =================   ================   ===============

      Additions to other assets financed by related party receivables    $              --   $        175,943   $            --
                                                                         =================   ================   ===============

      Additions to property and equipment financed by accounts payable   $          18,778   $             --   $            --
                                                                         =================   ================   ===============



                 The accompanying notes are an integral part of
                      these combined financial statements.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

1.      NATURE OF OPERATIONS

        International Environmental Industries, Inc. ("IEII") was incorporated under the laws of Nevada on February 18, 1998. IEII's wholly-owned subsidiary, Rubbish Removal Incorporated and subsidiaries ("RRI") is a diversified services company, which provides commercial and medical solid waste collection and disposal and recycling services primarily to private sector customers and manages two landfills. RRI also owns and operates a solid waste landfill located in southern New Mexico, with approximately 475 permitted acres and total available permitted disposal capacity of approximately 7.3 million in-place cubic yards. As of June 30, 1999 and December 31, 1998, RRI provides collection service to over 15,000 commercial, industrial and residential customers, primarily in west Texas and southern New Mexico.

        Rubbish Removal Incorporated's subsidiaries include El Paso Disposal, Inc. ("EPD"), Camino Real Environmental Center, Inc., Medical Compliance Services, Inc. (a Texas corporation), Medical Compliance Services, Inc. (a New Mexico corporation), Medical Technologies, Inc. and Southwest Disposal Corporation.

        JOS Enterprises, Ltd. ("JOS") is a Texas partnership whose purpose is to acquire, own, lease and manage real estate properties and to engage in other related activities. As of June 30, 1999 and December 31, 1998, substantially all of JOS' real estate holdings are being leased to RRI.

        IEII, RRI and JOS are collectively referred to as the "Companies" in these notes to combined financial statements.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation and Principles of Consolidation/Combination

        The combined financial statements as of June 30, 1999, December 31 and June 30, 1998 and for the six month periods ended June 30, 1999 and December 31, 1998 and for the three month period ended June 30, 1998 include the combined accounts of IEII and its wholly-owned direct and indirect subsidiaries, RRI, since April 1, 1998 (the date of the RRI contribution for financial reporting purposes - see Note 3) and JOS.
        JOS is an entity under common control with IEII and the majority of its assets are used in the operations of IEII and subsidiary. IEII had no substantive operations until the contribution of RRI and RRI is considered IEII's predecessor for financial reporting purposes. The accompanying combined financial statements as of June 30, 1997 and for the nine month period ended March 31, 1998, and for the years ended June 30, 1997 and 1996 include the results of operations of RRI and JOS. The results of operations of RRI prior to the contribution to IEII have not been adjusted to give effect to the RRI contribution. All intercompany accounts and transactions have been eliminated in consolidation and combination.

        In the opinion of management of the Companies, the accompanying unaudited interim financial statements as of June 30, 1999 and for the six month period then ended and for the three month period ended March 31, 1998 contain all adjustments necessary to present fairly the financial position of the Companies at June 30, 1999, the results of operations, changes in stockholders' equity/partners' capital and cash flows for the six months ended June 30, 1999 and the three months ended March 31, 1998. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full calendar year.

        Certain amounts in the June 30, 1998, March 31, 1998 and June 30, 1997 and 1996 financial statements have been reclassified to conform to the current presentation.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Concentration of Credit Risk

        Financial instruments which potentially subject the Companies to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and accounts and notes receivable. Cash deposits are primarily maintained with five banks located in El Paso, Texas and Albuquerque and Las Cruces, New Mexico.

        Accounts receivable are not collateralized, however, the risk is limited due to the large number of entities comprising the Companies' customer base. The majority of notes receivable are collateralized by real property, vehicles and financial instruments. Uncollateralized notes receivable are closely monitored by management.

        Fair Value of Financial Instruments

        Statement of Financial Accounting Standards ("SFAS") 107, "Disclosure About Fair Value of Financial Instruments", requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, receivables, accounts payable, accrued liabilities and amounts due to and from related parties are reflected in the accompanying financial statements at fair value because of the short-term maturity of these instruments. The fair value of long-term debt closely approximates its carrying value as the annual interest rates charged by the lender were renegotiated by the Companies near the balance sheet dates.

        Long-lived Assets

        In accordance with SFAS 121, long-lived assets held and used by the Companies are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of the individual subsidiaries and consolidated/combined undiscounted net cash flows for long-lived assets not identifiable to individual subsidiaries.

        Cash and Cash Equivalents

        For the purpose of reporting cash flows, cash and cash equivalents consist of deposits with banks which are unrestricted as to withdrawal or use and all highly liquid investments purchased with original maturities of three months or less. Cash equivalents consisted of short-term savings and repurchase agreements at June 30, 1999, December 31 and June 30, 1998.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        Equipment Parts, Materials and Supplies

        Equipment parts, materials and supplies are valued under a method which approximates the lower of cost (first-in, first-out method) or market.

        Property and Equipment

        Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred, and amounted to approximately $1,383,000, $1,890,000, $887,000, $1,953,000, $2,272,000 and $1,299,470 for the
        periods ended June 30, 1999, December 31, June 30 and March 31, 1998 and for the years ended June 30, 1997 and 1996, respectively. Those expenditures which improve or extend the lives of existing assets are capitalized. Upon the sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in operations.

        Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives which are as follows:

                                                 Years
                                                 -----
          Equipment                              3-15
          Vehicles                               5-10
          Furniture and office equipment         5-12
          Buildings and leasehold improvements   15-40

        The landfill land is stated at cost less accumulated amortization. The cost of the landfill land is amortized based on capacity utilized to date as a percentage of capacity available (approximately 12 and 11 percent utilized as of June 30, 1999 and December 31, 1998, respectively).

        Landfill Liner

        The cost of each liner used in the landfill is amortized based on actual gate yards of waste placed in the liner during the period as a percentage of estimated liner capacity.

        Intangible and Other Assets

        The excess of cost over fair value of net assets of acquired businesses (goodwill) is amortized using the straight-line method over periods generally not exceeding 25 years. The cost of obtaining licenses and permits to operate, including related legal and engineering costs, is amortized over the lives of the licenses and permits, ranging between 5 and 10 years. Deferred costs of obtaining long-term financing are amortized over the related term of the debt using the effective interest method.

        Minority Interest

        Minority interest represents the Companies' minority owner's proportionate share of the stockholders' equity of Medical Technologies, Inc. at June 30, 1999 and of Medical Compliance Services, Inc. Texas and New Mexico at December 31, 1998.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        Income Taxes

        IEII and its subsidiary file a consolidated Federal income tax return. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is comprised of the federal and state tax payable for the period, including the income portion of Texas franchise tax, and the change during the period in deferred tax assets and liabilities.

        Income tax expenses and benefits are allocated from IEII to RRI and its subsidiaries on a separate company basis.

        Effective July 1, 1998, the tax status of all corporate reporting entities (other than Medical Technologies, Inc. and Medical Compliance Services, Inc., Texas and New Mexico) was changed from C-Corporation to S-Corporation, as defined by the Internal Revenue Code. As a result, approximately $6.4 million in net deferred tax liabilities have been reversed and the related effect included in income tax benefit in the combined statements of operations for the six month period ended December 31, 1998. As S-Corporations, the Companies are no longer subject to federal income taxes. In connection with the change in tax status, the fiscal year end of the Companies (other than Medical Technologies, Inc. and Medical Compliance Services, Inc., Texas and New Mexico) was changed from June 30 to December 31.

        As a partnership, JOS is not subject to federal and state income taxes. Results of operations are allocated to the partners in accordance with the provisions of JOS' Partnership Agreement and reported to each partner on their respective federal and state income tax returns.

        Distributions of JOS Profits and Losses

        Distributions of profits and losses are generally made at the end of each calendar year in accordance with the Partnership Agreement which states that such distributions will be determined by the partners and shall be distributed within 30 days of year-end.

        Segment Reporting

        The Companies' revenues are derived from one industry segment, which includes integrated waste management services consisting of collection, transfer, disposal, recycling and other miscellaneous services to commercial, industrial, municipal and residential customers located in Texas and New Mexico.

        Revenue Recognition

        Revenue from waste hauling and disposal is recognized when the service is provided. Revenue from the management of landfills is recognized in the month that management services are provided.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

3.      RRI CONTRIBUTION

        On April 2, 1998, the majority stockholder of RRI purchased the approximately 33% minority interest of RRI for approximately $28.8 million in cash. The acquisition of the minority RRI interest was financed with bank borrowings of $18.5 million and a $10.3 million loan from Hunt Building Corp. ("Hunt"). On April 2, 1998, pursuant to a Loan and Debt Exchange Agreement, Hunt exchanged its $10.3 million loan to the majority stockholder for a 20% interest in RRI out of a portion of stock which the majority stockholder acquired from the former minority stockholder. On the same date, in an Internal Revenue Code Section 351 transaction pursuant to a Contribution Agreement, the majority stockholder transferred his interest in RRI in exchange for assumption by IEII of the acquisition indebtedness represented by the bank borrowing in a transaction governed by Section 304(b)(3)(B) and issuance to the majority stockholder of an 80% interest in IEII and Hunt contributed its 20% interest in RRI to IEII in exchange for issuance to Hunt of a 20% interest in IEII. RRI became a wholly-owned subsidiary of IEII.

        For financial reporting purposes, the majority stockholder's previous approximately 67% investment in RRI was recorded by IEII at historical cost due to common control of both IEII and RRI by the majority stockholder. The acquisition of the RRI minority interest was accounted for by the purchase method. As a result, the carrying value of landfill assets was increased by $12.6 million and related deferred tax liabilities in the amount of $4.3 million were recorded, as well as goodwill amounting to $16.7 million.

4.      PROPERTY AND EQUIPMENT

        Property and equipment are as follows:

                                            UNAUDITED                                      PREDECESSOR
                                           ------------                                    ------------
                                              JUNE 30,     DECEMBER 31,      JUNE 30,        JUNE 30,
                                               1999           1998             1998           1997
                                           ------------    ------------    ------------    ------------
          Vehicles and other equipment     $ 16,226,341    $ 16,581,507      16,189,882      14,773,195
          Containers                          7,530,591       7,147,548       6,219,750       5,475,883
          Roll-offs and compactors            4,551,463       4,245,220       3,822,563       3,523,513
          Vehicles and equipment under
             capital leases                     792,598       1,436,878       1,436,878       1,436,878
          Landfill                           13,574,063      13,574,063      13,571,784         991,275
          Land, buildings and leasehold
             improvements                     5,543,349       5,378,636       5,114,139       5,573,384
          Furniture and office equipment      1,185,281       1,060,302       1,040,080         886,701
          Construction in progress                   --       1,263,288       1,232,410         776,448
                                           ------------    ------------    ------------    ------------

                                             49,403,686      50,687,442      48,627,486      33,437,277
          Less accumulated depreciation
             and amortization               (16,803,013)    (15,082,105)    (13,792,929)    (11,328,471)
                                           ------------    ------------    ------------    ------------

                                           $ 32,600,673    $ 35,605,337    $ 34,834,557    $ 22,108,806
                                           ============    ============    ============    ============


                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

4.      PROPERTY AND EQUIPMENT, CONTINUED

        The majority of property and equipment is pledged to one or more creditors to collateralize debt of the Companies. Included in property and equipment at June 30, 1999, December 31 and June 30, 1998 and June 30, 1997 are fully depreciated assets with historical costs of approximately $6,811,000, $6,193,000, $5,206,000 and $3,654,000,
        respectively.

        Construction in progress consists primarily of costs incurred in the construction of medical waste processing machines and costs associated with the preparation of a landfill liner not yet ready for use at December 31 and June 30, 1998.

5.      LONG-TERM NOTES RECEIVABLE

        Long-term notes receivable are as follows:

                                                                          UNAUDITED                             PREDECESSOR
                                                                          ---------                              ---------
                                                                           JUNE 30,   DECEMBER 31,   JUNE 30,    JUNE 30,
                                                                             1999        1998          1998        1997
                                                                          ---------    ---------    ---------    ---------
          Uncollateralized notes receivable from individuals, due in monthly installments ranging from $550 to $3,000
               including interest at rates ranging from 6.0% to
               8.75%; maturing from January 1999 to December 2003         $ 145,779    $  29,345    $  55,063    $  53,200

          Note receivable from individual                                        --           --      150,000      150,000

          Note receivable from Stewart Enterprises, due in monthly
               installments of $6,500, including interest at 9.0%;
               maturing October 1999; collateralized by leasehold
               improvements and equipment                                    33,982       76,506      105,556      449,087
                                                                          ---------    ---------    ---------    ---------

                                                                            179,761      105,851      310,619      652,287
                    Less current portion of
                        notes receivable                                    (59,260)     (81,399)    (283,669)    (292,726)
                                                                          ---------    ---------    ---------    ---------

                                                                          $ 120,501    $  24,452    $  26,950    $ 359,561
                                                                          =========    =========    =========    =========

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

6.      INTANGIBLE AND OTHER ASSETS

        Intangible and other assets are as follows:

                                             UNAUDITED                                      PREDECESSOR
                                           ------------                                    ------------
                                             JUNE 30,      DECEMBER 31,      JUNE 30,        JUNE 30,
                                               1999           1998             1998           1997
                                           ------------    ------------    ------------    ------------
          Licenses and permits             $  1,431,680    $  1,452,968    $  1,924,351    $  1,900,103
          Excess of cost over fair value
             of net assets acquired          19,235,526      19,436,095      20,101,810       3,418,776
          Closure and post-closure
             care trust                         735,000         672,000         626,000         499,000
          Covenants not to compete            1,575,667       1,630,000              --              --
          Customer lists                        180,097         225,684         240,024         240,024
          Deferred loan costs                 1,242,849       1,507,076       1,506,631         100,906
          Other                                 260,676         340,672         186,469         130,839
                                           ------------    ------------    ------------    ------------

                                             24,661,495      25,264,495      24,585,285       6,289,648
                    Accumulated
                        amortization         (1,780,344)     (1,586,431)     (1,031,869)       (469,688)
                                           ------------    ------------    ------------    ------------

                                           $ 22,881,151    $ 23,678,064    $ 23,553,416    $  5,819,960
                                           ============    ============    ============    ============


7.      LONG-TERM DEBT

        Under the terms of the Credit Agreement with Marine Midland Bank and other lenders, the Companies have a revolving loan facility under which the Companies may borrow up to $12 million. The revolving loan commitment expires in April 2003. Approximately $930,000 and $0 were outstanding under the revolving loan facility at June 30, 1999 and December 31, 1998, respectively.

        The Credit Agreement requires the Companies, in addition to other restrictive covenants, to maintain specified minimum interest coverage and fixed charge coverage ratios, maximum debt to earnings before income tax, depreciation and amortization ("EBITDA") ratios, as defined, and minimum rolling twelve month EBITDA amounts.

        Additionally, the Credit Agreement requires certain mandatory prepayments of amounts outstanding under the Credit Agreement from the Companies' Excess Cash Flow (as defined), if any.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

7.      LONG-TERM DEBT, CONTINUED

        Long-term debt is as follows:

                                                                        UNAUDITED                                     PREDECESSOR
                                                                      ------------                                    ------------
                                                                         JUNE 30,     DECEMBER 31,      JUNE 30,        JUNE 30,
                                                                          1999            1998            1998            1997
                                                                      ------------    ------------    ------------    ------------
Uncollateralized, non-interest bearing notes payable to an
     individual, due in monthly installments ranging from $525 to
     $3,150, maturing in October 2003                                 $    253,500    $    282,750    $         --    $         --

Term loans payable to a bank, collateralized by all outstanding common stock of IEII and substantially all assets of the
     Companies, due in quarterly installments ranging from $550,000 to $975,000, plus interest at a twelve-month, fixed LIBOR rate of 4.9063% plus 2.0% to 2.5%; maturing from April 2005 to
     October 2005                                                       29,950,000      32,350,000      39,450,000              --

Equipment notes payable, collateralized by vehicles, due in monthly installments of approximately $500 including interest at fixed rates ranging from 8.85% to 12.5%; maturing from June 1999 to
     December 1999                                                           2,965           5,797         143,156       5,433,243

Obligations under capital leases                                           124,425         209,262         806,554       1,007,923

Revolving credit agreement                                                 929,909              --              --       2,613,426

Note payable to Concord                                                         --              --              --       5,723,333

Note payable to former stockholder                                              --              --              --         585,321

Note payable to bank                                                            --              --              --       2,760,854

Note payable to Waste Mgt., Inc.                                                --              --              --         525,000
                                                                      ------------    ------------    ------------    ------------

                                                                        31,260,794      32,847,809      40,399,710      18,649,100
       Less current portion of
           long-term debt                                               (2,585,890)     (2,560,184)     (2,965,159)     (6,855,081)
                                                                      ------------    ------------    ------------    ------------

                                                                      $ 28,674,909    $ 30,287,625    $ 37,434,551    $ 11,794,039
                                                                      ============    ============    ============    ============

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

7.      LONG-TERM DEBT, CONTINUED

        Scheduled principal payments on long-term debt from the respective balance sheet dates are as follows:

                               UNAUDITED
                              -----------
                                JUNE 30,           DECEMBER 31,
                                  1999                1998
                              -----------          -----------
          1 Year              $ 2,585,890          $ 2,560,184
          2 Years               2,758,500            2,718,658
          3 Years               3,058,500            3,011,717
          4 Years               3,558,500            3,433,500
          5 Years               3,303,481            3,698,750
          Thereafter           15,995,923           17,425,000
                              -----------          -----------

                              $31,260,794          $32,847,809
                              ===========          ===========


8.      TREASURY STOCK

        Pursuant to the terms of a Stock Redemption Agreement, on September 22, 1993 RRI purchased 24,950 shares of its common stock for $750,000, representing all of the equity interest in RRI owned by one of three RRI stockholders.

9.      RELATED PARTY TRANSACTIONS

        Amounts due from related parties included in the accompanying combined balance sheets are as follows:

                                                    UNAUDITED                                                   PREDECESSOR
                                                    ----------                                                  ----------
                                                     JUNE 30,          DECEMBER 31,          JUNE 30,            JUNE 30,
                                                       1999               1998                 1998                1997
                                                    ----------          ----------          ----------          ----------
          Technology 2100 LP                        $  566,375          $       --          $       --          $       --
          International Environmental
              Industries Equipment Co., LP             203,709                  --                  --                  --
          Conquest I, LLC                              271,397             195,001                  --              86,513
          Meribah Corporation                               --                  --                  --              53,166
          414 LLC                                           --                  --              97,581             171,165
          United Waste Services                             --                  --                  --               6,879
                                                    ----------          ----------          ----------          ----------

                                                    $1,041,481          $  195,001          $   97,581          $  317,723
                                                    ==========          ==========          ==========          ==========

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

9.      RELATED PARTY TRANSACTIONS, CONTINUED

        The majority interests of International Environmental Industries Equipment Company, LP and Conquest I, LLC are owned by the majority stockholder of the Companies.

        Notes Payable to Related Parties

        Notes payable to related parties of $2 million at June 30, 1999, December 31 and June 30, 1998 consist of four notes to related parties. The principal balances and any unpaid accrued interest are due on April 2, 2006. Interest, at annual interest rates ranging from 12% to 15%, is due monthly. These notes are subordinated to the term loans payable to a bank and are not collateralized.

10.     NON-RECURRING CHARGES

        Company Formation

        In connection with the formation of IEII and the RRI Contribution, the Companies incurred non-recurring charges of approximately $654,000 for the three month period ended June 30, 1998. Included in these amounts were (i) organizational costs related to the formation of IEII (ii) non-debt related legal and professional fees incurred in the Companies' structuring of the IEII/RRI transaction and evaluation of various recapitalization alternatives and (iii) settlement of amounts owed to a former RRI stockholder under a Stock Redemption Agreement.

        Non-cash Compensation Charge

        During the six month period ended December 31, 1998, new shares of common stock of Medical Compliance Services, Inc., Texas and New Mexico ("MCS") were issued to an employee as compensation for services performed. The related compensation charge of $840,000 is based on the fair value of the common stock at date of issuance. The compensation charge and related payroll taxes of $536,760 have been reported under non-recurring charges in the accompanying combined statements of operations. Upon issuance of the stock, this employee obtained a 30% ownership interest in MCS.

11.     INCOME TAXES

        Effective July 1, 1998, the tax status of all corporate reporting entities (other than Medical Compliance Services, Inc., Texas and New Mexico) was changed from C-Corporation to S-Corporation, as defined by the Internal Revenue Code. As a result, approximately $6.4 million in net deferred tax liabilities have been reversed and the related effect included in income tax benefit in the combined statement of operations for the six month period ended December 31, 1998. As S-Corporations, the Companies are no longer subject to federal income taxes.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

11.     INCOME TAXES, CONTINUED

        The components of income tax expense (benefit) in the combined statements of operations are as follows:

                 UNAUDITED                                                          PREDECESSOR
                -----------                                                    --------------------------
                 SIX MONTH       SIX MONTH      THREE MONTH     NINE MONTH
                PERIOD ENDED    PERIOD ENDED    PERIOD ENDED    PERIOD ENDED            YEAR ENDED
                -----------     -----------     -----------     -----------    --------------------------
                  JUNE 30,      DECEMBER 31,      JUNE 30,        MARCH 31,      JUNE 30,       JUNE 30,
                   1999            1998             1998            1998          1997            1996
                -----------     -----------     -----------     -----------    -----------    -----------
Federal:

    Current     $  (182,128)    $   827,587     $   (53,883)    $   751,982    $ 1,271,975    $   491,559
    Deferred        (11,176)     (6,416,961)        125,251         284,427        235,847        207,799
State                    --          79,443          67,479         159,877        291,515         93,599
                -----------     -----------     -----------     -----------    -----------    -----------

                $  (193,304)    $(5,509,931)    $   138,847     $ 1,196,286    $ 1,799,337    $   792,957
                ===========     ===========     ===========     ===========    ===========    ===========

        A reconciliation of income taxes computed at the Federal statutory rate of 34% and income tax expense is as follows:

                                                                    PREDECESSOR
                                                             -------------------------
                                THREE MONTH PERIOD ENDED      NINE MONTH PERIOD ENDED
                                     JUNE 30, 1998               MARCH 31, 1998
                               -------------------------     -------------------------
                                 AMOUNT          RATE          AMOUNT          RATE
                               ----------     ----------     ----------     ----------
         Income tax at
            statutory rate     $    6,565             34%    $1,040,073             34%
         State taxes               40,441            209%       122,361              4%
         Non-deductible
            amortization of
            goodwill               56,680            294%            --             --
         Other                     35,161            182%        33,852              1%
                               ----------     ----------     ----------     ----------

                               $  138,847            719%    $1,196,286             39%
                               ==========     ==========     ==========     ==========



                                                    PREDECESSOR
                               -------------------------------------------------------
                                                     YEAR ENDED
                               -------------------------------------------------------
                                      JUNE 30, 1997               JUNE 30, 1996
                               -------------------------     -------------------------
                                 AMOUNT          RATE          AMOUNT           RATE
                               ----------     ----------     ----------     ----------
         Income tax at
            statutory rate     $1,561,361             34%    $  683,454             34%
         State taxes              163,786              4%        61,702              4%
         Other                     74,190              1%        47,801              1%
                               ----------     ----------     ----------     ----------
                               $1,799,337             39%    $  792,957             39%
                               ==========     ==========     ==========     ==========

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

11.     INCOME TAXES, CONTINUED

        The tax effect of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                    UNAUDITED                                      PREDECESSOR
                                                   -----------                                     -----------
                                                     JUNE 30,      DECEMBER 31,      JUNE 30,        JUNE 30,
                                                       1999           1998             1998            1997
                                                   -----------     -----------     -----------     -----------
         Deferred tax assets:
            Allowances and accrued
                 liabilities                       $    47,398     $   129,014     $   124,990     $   191,265
            Property and equipment                          --          32,190          64,084         114,561
            Intangible assets                               --              --         252,439         132,008
            Other                                           --          10,318          25,831          60,824
                                                   -----------     -----------     -----------     -----------
                       Total deferred tax
                           assets                       47,398         171,522         467,344         498,658
                                                   -----------     -----------     -----------     -----------
         Deferred tax liabilities:
            Difference in basis of
                property and equipment                (157,456)       (177,210)     (6,827,155)     (2,133,879)
            Other                                           --              --         (62,840)        (23,001)
                                                   -----------     -----------     -----------     -----------
                       Total deferred tax
                           liabilities                (157,456)       (177,210)     (6,889,995)     (2,156,880)
                                                   -----------     -----------     -----------     -----------
                       Net deferred tax
                           assets (liabilities)    $  (110,058)    $    (5,688)    $(6,422,651)    $(1,658,222)
                                                   ===========     ===========     ===========     ===========

        Management of the Companies believe that no valuation allowance relating to recorded deferred tax assets is necessary because these assets will be realized through expected future taxable income, including taxable income from reversals of existing taxable temporary differences.

        As of June 30, 1999 and December 31, 1998, proforma net deferred tax liabilities amounted to approximately $5,406,000 and $5,103,000, respectively.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

12.     CLOSURE AND POST-CLOSURE CARE COSTS

        State and Federal laws and regulations require the Companies to place a final cover on its landfill when closed and to perform certain maintenance and monitoring functions at the landfill site for thirty years after closure. The Companies recognize a portion of these costs in each operating period based on the amount of waste received during the period. However, many of the closure and post-closure care costs will be paid only when the landfill is closing or after it is closed. Total landfill closure and post-closure costs for current permitted acres are estimated to be in a range from approximately $2,780,000 to $3,210,000 and will be recognized over the period covered by the landfill permit which will expire March 5, 2007 at a rate of 7 cents per gate yard. Landfill closure and post-closure care costs recognized were approximately $63,000, $60,000, $29,000, $75,000, $34,000 and $0 for the
        periods ended June 30, 1999, December 31, June 30 and March 31, 1998 and for the years ended June 30, 1997 and 1996, respectively. The Companies have recognized cumulative liabilities amounting to approximately $767,000 and $672,000 relating to these costs at June 30, 1999 and December 31, 1998, respectively.

        All amounts recognized are based on what it would cost to perform all closure and post-closure care at June 30, 1999 and December 31, 1998. Estimated costs are adjusted using an annual rate of 7%, compounded quarterly. Actual costs may be greater or less than 7% due to inflation. The Companies are required by state and Federal laws and regulations to make annual contributions to finance closure and post-closure care. The Companies have established a trust to fund these costs as directed by the Secretary of the New Mexico Environment Department. Under the renewed trust agreement, the Companies were required to provide a letter of credit in the amount of $100,000. The letter of credit is collateralized by short term investments of $100,000 which have been classified as restricted in the accompanying combined balance sheets. At June 30, 1999 and December 31, 1998, the Companies have paid a cumulative amount of $767,000 and $672,000 to the trust, respectively.

        The Companies expect that increases in future costs resulting from inflation will be paid from interest earnings on trust investments. However, if interest earnings are inadequate or additional post-closure requirements are determined (due to changes in technology or applicable laws or regulations, for example), these costs will be paid by the Companies and may result in additional charges to future landfill users.

        The Companies periodically reassess their method and assumptions used to estimate accruals for environmental and landfill costs and adjust such accruals accordingly. Factors considered are changing regulatory requirements, the effects of inflation, changes in operating climates in the regions in which the Companies' facilities are located and the expectations regarding costs of securing environmental services.

13.     COMMITMENTS AND CONTINGENCIES

        Legal Matters

        The Companies are defendants in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Companies' combined financial position, results of operations or cash flows.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

13.     COMMITMENTS AND CONTINGENCIES, CONTINUED

        Leases

        The Companies lease certain equipment and vehicles under various noncancelable lease agreements. Following is a summary of future minimum rental payments under capital and operating leases of the Companies from the respective balance sheet dates:

                                                     UNAUDITED
                                               -----------------------
                                                    JUNE 30, 1999            DECEMBER 31, 1998
                                               -----------------------     ----------------------
                                                CAPITAL      OPERATING      CAPITAL     OPERATING
                                                LEASES         LEASES        LEASES       LEASES
                                               ---------     ---------     ---------    ---------
             1 Year                            $  84,272     $ 157,683     $ 157,306    $ 410,888
             2 Years                              38,852        56,397        38,852       56,397
             3 Years                               9,713        42,297        29,139       56,397
             4 Years                                  --            --            --       14,099
                                               ---------     ---------     ---------    ---------
         Total minimum lease payments            132,837     $ 256,377       225,297    $ 537,781
                                                             =========                  =========

         Less amounts representing interest       (8,412)                    (16,035)
                                               ---------                   ---------

         Present value of minimum lease
             payments                          $ 124,425                   $ 209,262
                                               =========                   =========

        Rental expense for all operating leases was approximately $276,000, $445,000, $235,000, $703,000, $846,000 and $661,000 for the periods ended June 30, 1999, December 31, June 30 and March 31, 1998 and for the years ended June 30, 1997 and 1996, respectively.

14.     DEFINED CONTRIBUTION BENEFIT PLAN

        Effective August 1, 1992, RRI established the Rubbish Removal, Inc. 401(k) Thrift and Savings Plan covering all full time employees that have completed one year of service and are at least 21 years of age. Participants can elect to contribute up to 15% of their salary, subject to Internal Revenue Code limitations. The Companies may make an additional annual lump sum contribution at the discretion of the Board of Directors. Employee contributions and earnings are 100% vested with the Companies' matching contribution being vested at increasing percentages over seven years of service.

        The Companies' contributions and administrative expenses were approximately $47,000, $48,000, $28,000, $61,000, $82,000 and $58,000
        for the periods ended June 30, 1999, December 31, June 30 and March 31, 1998 and for the years ended June 30, 1997 and 1996, respectively.

                  INTERNATIONAL ENVIRONMENTAL INDUSTRIES, INC.
                       AND SUBSIDIARY AND ITS PREDECESSOR
                            AND JOS ENTERPRISES, LTD.

                                  -------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS

               (INFORMATION RELATING TO JUNE 30, 1999 AND THE SIX
                    MONTHS ENDED JUNE 30, 1999 IS UNAUDITED)

15.     ACQUISITIONS

        During the six month period ended December 31, 1998, the Companies acquired certain operating assets of three separate companies for an aggregate purchase price of approximately $2.9 million. Assets acquired included approximately $886,000 in property and equipment, $1.6 million in non-compete agreements and $400,000 in other assets. Approximately $32,000 was recorded as excess of cost over fair value of net assets acquired.

16.     SALE OF SUBSIDIARIES

        On September 1, 1998, RRI entered into an asset sales agreement to sell substantially all operating assets related to waste hauling and medical waste processing of Medical Compliance Services, Inc., Texas and New Mexico ("MCS") for a total sales price of approximately $5.85 million. The sale resulted in a gain of approximately $4.5 million.

        Assets held for sale at December 31, 1998 consists of approximately $600,000 in property and equipment and $400,000 of other assets. The historical net book value of the property and equipment has been reduced by approximately $329,000 based on fair value at the date of disposal, which was subsequent to December 31, 1998.

17.     MERGER OF AFFILIATES

        Effective January 24, 1999, all assets and liabilities of Medical Compliance, Inc. Texas were transferred to Medical Technologies of New Mexico, Inc. (formerly known as Medical Compliance Services, Inc. New Mexico) at historical net book value. These transactions had no net effect on the financial position or results of operations of the combined group.

18.     SUBSEQUENT EVENT

        On August 11, 1999, the Companies and its stockholders and partners entered into an Acquisition Agreement with Waste Connections, Inc. ("WCI") whereby, subject to all terms and conditions of the Acquisition Agreement, all issued and outstanding common stock and partnership interests of the Companies will be sold to a wholly-owned subsidiary of WCI for cash and shares of Waste Connections, Inc. common stock. Upon the closing date of the Acquisition Agreement, IEII will cease to exist as a legal entity. It is anticipated that this transaction will be completed prior to the end of September 1999.

        In connection with the acquisition, the term loans payable and amounts owed under the related Credit Agreement with Marine Midland Bank and other lenders and the $2,000,000 of notes payable to related parties will be repaid.

        (b) Pro Forma Financial Information.

            Waste Connections, Inc. Unaudited Pro Forma Financial Statements

            Introduction to Unaudited Pro Forma Financial Statements

            Unaudited Pro Forma Statement of Operations for the year ended
               December 31, 1998

            Unaudited Pro Forma Statement of Operations for the six months ended
               June 30, 1999

            Notes to Unaudited Pro Forma Statement of Operations

            Unaudited Pro Forma Balance Sheet as of June 30, 1999

            Notes to Unaudited Pro Forma Balance Sheet

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

     The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998 and six months ended June 30, 1999 gives effect to the business combination involving WCI, Columbia Resource Co., LP and Finley-Buttes Limited Partnership ("CRCFBLP") and International Environmental Industries, Inc. and subsidiary JOS Enterprises, Ltd. ("IEII") as if such business combinations occurred on January 1, 1998 and were accounted for using the purchase method of accounting. WCI's historical financial statements have been restated to reflect poolings-of-interests consummated through June 30, 1999.

     The following Unaudited Pro Forma Balance Sheet as of June 30, 1999 assumes WCI's acquisition of IEII occurred on June 30, 1999. WCI's historical financial statements have been restated to reflect poolings-of-interests consummated through June 30, 1999.

     WCI has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. WCI has not and cannot quantify all of these savings due to the short period of time since the CRCFBLP and IEII acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to WCI's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Financial Statements.

     The Unaudited Pro Forma Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations of the entities acquired by WCI, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Financial Statements do not purport to represent what WCI's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project WCI's financial position or results of operations for any future period. Because WCI, IEII and CRCFBLP were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Financial Statements should be read in conjunction with the CRCFBLP and IEII financial statements and notes thereto included elsewhere herein, WCI's consolidated historical financial statements included in its Annual Report on Form 10-K.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    IEII           IEII
                                  WASTE                         PREDECESSORS    NINE MONTHS
                            CONNECTIONS, INC.     CRCFBLP        THREE MONTHS      ENDED        PRO FORMA
                              CONSOLIDATED        COMBINED      ENDED 3/31/98     12/31/98     ADJUSTMENTS     PRO FORMA
                            -----------------   ------------   --------------   ------------   -----------    ------------
Revenues..................    $    97,446         $22,511          $ 9,477         $ 26,384     $(7,017)(a)   $   148,801
Operating expenses:
  Cost of operations......         70,105          10,675            4,931           14,475      (7,017)(a)        90,598
                                                                                                    (46)(b)
                                                                                                 (2,525)(e)
  Selling, general and
    administrative........          9,672           2,956            2,232            3,237          --            18,097
  Depreciation and
    amortization..........          7,822           2,729            1,027            4,196        (683)(c)        13,505
                                                                                                 (1,586)(d)
  Stock compensation......            632              --               --               --          --               632
  Other operating expenses             --              --              314            2,360          --             2,674
                              -----------         -------          -------         --------    -------        -----------
Income from operations....          9,215           6,151              973            2,116       4,840            23,295
Interest expense..........         (3,299)         (1,258)            (297)          (2,590)     (7,230)(f)       (14,674)
Other income (expense),
  net.....................            315              29              308            4,489          --             5,141
                              -----------         -------          -------         --------     -------       -----------
Income before income
  taxes and minority
  interest................          6,231           4,922              984            4,015      (2,390)           13,762
Income tax provision......         (3,030)             --             (477)           5,371      (3,441)(g)          (600)
                                                                                                    977(h)
Minority interest.........             --              --               --             (466)                         (466)
                              -----------         -------          -------         --------     -------       -----------
Income before
  extraordinary item......          3,201           4,922              507            8,920      (4,854)           12,696
Extraordinary
  item -- early
  extinguishment of debt,
  net of tax benefit of
  $264....................         (1,027)             --               --               --          --            (1,027)
                              -----------         -------          -------         --------     -------       -----------
Net income................    $     2,174         $ 4,922              507            8,920     $(4,854)      $    11,669
                              ===========         =======          =======         ========     =======       ===========
Redeemable convertible
  preferred stock
  accretion...............           (917)             --               --               --          --              (917)
                              -----------         -------          -------         --------     -------       -----------
Net income applicable to
  common stockholders.....    $     1,257         $ 4,922              507            8,920     $(4,854)      $    10,752
                              ===========         =======          =======         ========     =======       ===========
Basic earnings per share:
  Income before
    extraordinary item....    $      0.22                                                                     $      0.92
  Extraordinary item......          (0.10)                                                                          (0.08)
                              -----------                                                                     -----------
  Net income per share....    $      0.12                                                                     $      0.84
                              ===========                                                                     ===========
Diluted earnings per
  share:
  Income before
    extraordinary item....    $      0.19                                                                     $      0.80
  Extraordinary item......          (0.09)                                                                          (0.07)
                              -----------                                                                     -----------
  Net income per share....    $      0.10                                                                     $      0.73
                              ===========                                                                     ===========
Shares used in calculating
  basic earnings per
  share...................     10,243,628                                                                      12,839,781
                              ===========                                                                     ===========
Shares used in calculating
  diluted earnings per
  share...................     12,154,750                                                                      14,750,903
                              ===========                                                                     ===========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                  WASTE
                            CONNECTIONS, INC.     CRCFBLP                        PRO FORMA
                              CONSOLIDATED        COMBINED          IEII        ADJUSTMENTS     PRO FORMA
                            -----------------   ------------   --------------   -----------    ------------
Revenues..................     $72,813            $ 3,822       $16,796         $(1,052)(a)    $    92,379
Operating expenses:
  Cost of operations......      46,073              2,935         7,276          (1,052)(a)         53,969
                                    --                 --            --          (1,263)(e)             --
  Selling, general and
    administrative........       6,132              1,057         3,531              --             10,720
  Depreciation and
    amortization..........       5,598                440         2,719            (255)(c)          7,601
                                                                                   (901)(d)
  Stock compensation......         140                 --            --              --                140
  Other operating
    expenses..............          --                 --            47              --                 47
  Acquisition related
    expenses..............       8,805                 --            --              --              8,805
                               -------            -------       -------         -------        -----------
Income from operations....       6,065               (610)        3,223           2,419             11,097
Interest expense..........      (3,187)              (141)       (1,510)         (1,793)(f)         (6,631)
Other income (expense),
  net.....................           2                 --          (327)             --               (325)
                               -------            -------       -------         -------        -----------
Income before income
  taxes and minority
  interest................       2,880               (751)        1,386             626              4,141
Income tax provision......      (4,042)                --           193            (241)(g)         (4,328)
                                                                                   (238)(h)
Minority Interest.........          --                 --           141              --               141
                               -------            -------       -------         -------        -----------

Net Income................     $(1,162)           $  (751)      $ 1,720         $   147        $      (46)
                               =======            =======       =======         =======        ===========
Basic earnings per share:      $ (0.07)                                                        $      0.00

Diluted earnings per
  share:                       $ (0.07)                                                        $      0.00

Shares used in calculating
  basic earnings per
  share...................     16,911,480                                                       19,507,643
                               ==========                                                      ===========
Shares used in calculating
  diluted earnings per
  share...................     16,911,480                                                      19,507,643
                               ==========                                                      ===========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     ASSUMPTIONS. The unaudited pro forma statement of operations for the year ended December 31, 1998 is presented as if the acquisition of CRCFBLP and IEII occurred on January 1, 1998.

     BUSINESS COMBINATIONS. The acquisition of CRCFBLP and IEII are being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase price and its allocation are preliminary. The preliminary purchase price consists of the following:

                                                            CRCFBLP     IEII
                                                            -------    -------
Cash paid to shareholders.................................  $66,911     35,239
Liabilities assumed.......................................   18,935     53,647
Common stock issued.......................................       --     67,370
Acquisition costs.........................................      316        600
                                                            -------    -------
                                                            $86,162    156,856
                                                            =======    =======

     The Company has preliminarily allocated the purchase price as follows:

                                                            CRCFBLP     IEII
                                                            -------    -------
Tangible assets purchased, including landfill.............  $85,962    133,975
Goodwill..................................................       --     22,881
Covenant not to compete...................................      200         --
                                                            -------    -------
                                                            $86,162    156,856
                                                            =======    =======
WCI's historical financial statements have been restated to
reflect poolings-of-interests consummated through
June 30, 1999.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated statement of operations:

 (a) Eliminate intercompany revenue and expense between WCI and CRCFBLP.

 (b) To record CRCFBLP closure and post closure amortization in accordance with the Company's policies.

 (c) To record CRCFBLP site depletion expense in accordance with the Company's policies.

 (d) To record IEII depreciation, depletion and amortization expense in accordance with the Company's policies.

 (e) To reduce officers salaries and benefits to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition to the closing of IEII.

 (f) To record interest expense on the debt obligations incurred by the Company in connection with the acquisition of CRCFBLP and IEII of $5,280 and $1,950 for the year ended December 31, 1998 and $884 and $909 for the six months ended June 30, 1999, respectively.

 (g) To record income tax benefit (provision) of $(1,968) and $300 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, for CRCFBLP which were limited partnerships for income tax purposes for all periods prior to the acquisition by the Company. To record income tax (provision) benefits of $(1,473) and $(541) for the year end December 31, 1998 and the six months ended June 30, 1997 respectively for IEII.

 (h) To recorded estimate tax benefit (provision) for the year ended December 31, 1998 associated with the pro forma adjustments for CRCFBLP and IEII of $1,820 and $(843) for the year ended December 31, 1998 and $252 and $(490) for the six months ended June 30, 1999.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     PRO FORMA COMBINED PER SHARE DATA. The shares used in computing the unaudited pro forma combined net income per share for the year ended December 31, 1998 are based upon the pro forma number of common shares as summarized in the table below.

                                                                                     SIX MONTHS
                                                               YEAR ENDED              ENDED
                                                              DECEMBER 31,            JUNE 30,
                                                                  1998                  1999
                                                              ------------           ----------
Basic Share Count:
  Company weighted average shares outstanding...............   10,243,628            16,911,490
  Shares issued in connection with the acquisition of
     IEII...................................................    2,596,153             2,596,153
                                                               ----------            ----------
  Shares used in calculating pro forma combined basic net
     income (loss) per share................................   12,839,781            19,507,643
                                                               ==========            ==========
Diluted Share Count:

  Shares used in calculating the Company's diluted income
     (loss) per share.......................................   12,154,750            16,911,490
  Shares issued in connection with the acquisition of
     IEII...................................................    2,596,153             2,596,153
                                                               ----------            ----------
  Shares used in calculating pro forma combined diluted net
     income (loss) per share................................   14,750,903            19,507,643
                                                               ==========            ==========

     ACQUISITION COSTS. The Company incurred costs of $916 related to the CRCFBLP and IEII acquisition which have been factored into the purchase price allocation. Costs incurred by CRCFBLP and IEII were expensed as incurred.

OTHER

     The Medical Technologies of New Mexico, Inc. business of IEII was sold on January 24, 1999 and had revenue of $2,452 and an operating loss of $2,204 in 1998 and an operating loss of $599 in 1999.

     In August of 1999, IEII amended its outside consulting contracts, professional services and third party insurance policies to conform with the Company's practices that produced a reduction in operating costs. On a pro forma basis, operating cost would have been $558 and $269 lower during the year ended December 31, 1998 and six months ended June 30, 1999 respectively.

                            WASTE CONNECTIONS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1999
                                (IN THOUSANDS)

                                     ASSETS

                                  WASTE
                            CONNECTIONS, INC.               PRO FORMA
                              CONSOLIDATED        IEII     ADJUSTMENTS          PRO FORMA
                            -----------------   --------   -----------          ---------
Current assets:
  Cash and equivalents....      $ 10,384        $ 2,489     $     --(1)(3)(5)   $ 12,873
  Accounts receivable,
    net...................        19,664          5,293                           24,957
  Prepaid expenses and
    other current
    assets................         1,958          1,197           --               3,155
                                --------        -------     --------            --------
        Total current
          assets..........        32,006          8,979                           40,985
Property and equipment,
  net.....................       146,865         32,601       90,486(2)(7)       269,952
Intangible assets, net....       140,519         22,881                          163,400
Other assets..............         4,788          1,909           --               6,697
                                --------        -------     --------            --------
                                $324,178        $66,370     $ 90,486            $481,034
                                ========        =======     ========            ========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........      $ 17,542        $ 1,412     $                   $ 18,954
  Deferred revenue........         3,554             --           --               3,554
  Accrued liabilities.....        10,566          1,262                           11,828
  Current portion of
    long-term debt........         1,961          2,586       (2,586)(3)           1,961
  Other current
    liabilities...........           359            788           --               1,147
                                --------        -------     --------            --------
        Total current
          liabilities.....        33,982          6,048       (2,586)             37,444
Long-term debt............       145,646         30,675       38,425(3)          214,746
Deferred income taxes.....         5,122            157       16,000(7)           21,279
Other long-term
  liabilities.............         2,336            767                            3,103
Minority interest.........            --            857         (857)(6)              --
Stockholders' equity:
  Common stock............           182             --           26(4)             208
  Additional paid-in
    capital...............       138,378         18,082      (18,082)(6)         205,722
                                      --             --       67,344(4)
  Deferred stock
    compensation..........          (288)            --           --                (288)
  Retained earnings
    (deficit).............        (1,180)         9,371       (9,371)(6)          (1,180)
  Other Partners'
    Capital...............            --            413         (413)(6)              --
                                --------        -------     --------            --------
        Total
          stockholders'
          equity..........       137,092         27,866       39,504             204,462
                                --------        -------     --------            --------
                                $324,178        $66,370     $ 90,486            $481,034
                                ========        =======     ========            ========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma balance sheet as of June 30, 1999 combines the historical balance sheet of Waste Connections, Inc. with the historical balance sheets of CRCFBLP and IEII to be accounted for as a purchase.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet.

     (1) Cash payments to former owners of IEII ($35,239) and payment of acquisition costs.

     (2)  To adjust Property and Equipment to fair market value.

     (3)  To pay off debt obligations of IEII ($33,261).

     (4) Issuance of 2,596,153 shares of common stock with estimated value of $67,370 in connection with the acquisition of IEII.

     (5) Record additional long-term debt associated with the acquisition of IEII of $69,100.

     (6)  To eliminate equity and minority interest accounts of IEII.

     (7) To reserve deferred tax liability associated with the acquisition of IEII.

        (c) Exhibits.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants

                                            SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WASTE CONNECTIONS, INC.
                                            (Registrant)



Date:  September 1, 1999                    By  /s/ Steven F. Bouck
                                            Steven F. Bouck
                                            Executive Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.4    Consent of PricewaterhouseCoopers LLP, Independent Accountants